Exhibit 99.1

Lakeland Fire + Safety Appoints Calven Swinea as Chief Financial Officer

Financial and Accounting Veteran Leading ERP Implementation and Next Phase of Company Growth

HUNTSVILLE, Ala., February 17, 2026– Lakeland Industries, Inc. ("Lakeland Fire + Safety" or "Lakeland") (NASDAQ: LAKE), a leading global manufacturer of protective clothing and apparel for industry, healthcare and first responders, today announced the appointment of Calven Swinea as Chief Financial Officer, effectively immediately. Mr. Swinea was appointed Interim Chief Financial Officer, effective January 2026 after having served as Vice President of Finance since September 2020.

“We’re privileged to welcome Calven as CFO, having demonstrated exceptional financial discipline and strategic insight since joining us in 2020," said Jim Jenkins, President and CEO of Lakeland Fire + Safety. "Our immediate financial priorities are strengthening liquidity, accelerating debt reduction, maximizing working capital efficiency, and enforcing disciplined expense management across the organization. In just one quarter as our financial leader, Calven has played a central role in fortifying our balance sheet, leading structured inventory reduction initiatives, improving cash conversion, and navigating tariff and supply-chain complexities. As we scale the business, financial strength and cash generation come first.

“In addition to these priorities, Calven continues to oversee the implementation and integration of our Enterprise Resource Planning (ERP) system. The ERP platform will centralize data, improve global visibility, and strengthen financial controls. We expect full deployment across the organization during fiscal 2027. While ERP is an important long-term enabler of efficiency and scalability, our near-term focus remains firmly on cash generation, working capital discipline, cost control, and balance sheet improvement,” Jenkins concluded.

Mr. Swinea added, "I am honored to continue in the role of CFO as we execute on our strategic and financial priorities. Our finance team is sharply focused on improving liquidity, reducing leverage, accelerating inventory turns through targeted inventory reduction initiatives, and generating sustainable free cash flow. We are committed to disciplined capital allocation, strict expense oversight, and strengthening the Company’s financial flexibility as we pursue profitable growth.

“As we move through calendar year 2026, we remain focused on integrating accretive acquisitions, expanding market share in fire protection globally, and strengthening our Industrial products business. These initiatives are supported by rigorous financial discipline designed to improve revenue quality, expand margins, enhance free cash flow, and deliver long-term shareholder value,” Swinea concluded.

Calven Swinea was appointed Interim Chief Financial Officer effective January 1, 2026 after having served as Vice President of Finance since September 2020. Mr. Swinea was Global Corporate Controller of Elliott Group, a manufacturer of turbomachinery, from September 2019 to September 2020. Before consulting for various public companies from October 2015 to September 2019, he was the Vice President of Administration/Vice President of Internal Audit for Walter Energy, Inc., a metallurgical coal producer, from August 2010 to October 2015. Mr. Swinea also served in various finance positions for Avocent Corporation, Sanmina Corporation and was a senior manager at EY LLP.

About Lakeland Fire + Safety

Lakeland Fire + Safety manufactures and sells a comprehensive line of fire services and industrial protective clothing and accessories for the industrial and first responder markets. In addition, we provide decontamination, repair and rental services that complement our fire services portfolio. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a strategic global network of selective fire and industrial distributors and wholesale partners. Our authorized distributors supply end users across various industries, including integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high-tech electronics manufacturers, as well as scientific, medical laboratories, and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, including fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mix of end-users directly and to industrial distributors, depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Commonwealth of Independent States (“CIS”) Region, Colombia, Mexico, Ecuador, India, Uruguay, Middle East, Southeast Asia, Australia, Hong Kong and New Zealand.

For more information about Lakeland, please visit the Company's website at www.lakeland.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations, including without limitation our strategic and financial priorities and the expected timing and benefits of our ERP. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America
949-491-8235
LAKE@mzgroup.us
www.mzgroup.us